Exhibit 99.1

Michael Narikawa
EACO Corporation
(714) 876-2490	January 4, 2023

EACO CORPORATION REPORTS RECORD 1st QUARTER NET SALES

ANAHEIM, CALIFORNIA January 4, 2023– EACO Corporation (OTC Pink:EACO) announced the results for its quarter ended November 30, 2022.

Net sales, net income and earnings per share were as follows for the quarter ended November 30, 2022 (dollars in thousands, except per share information):

	Three Months Ended November,			%
	2022	2021		Change
	(unaudited)	(unaudited)
Net sales	$76,319	$63,822		19.6%

Net income	$4,711	$6,786	*	(30.6%)

Basic and diluted earnings per common share	$0.97	$1.39		(30.2%)

*Includes an income benefit of $3.4 million as a result of qualified federal tax credits related to the Employee Retention Credit.

The Company had 366 sales employees at November 30, 2022, an increase of 38 or 12% from the prior year quarter. The Company’s sales force is divided into sales focus teams (SFT’s). The Company had 101 SFT’s as of November 30, 2022, the same as the prior year quarter. Management anticipates continued growth in both our headcount and SFT’s in fiscal year 2023. The Company believes it continues to gain market share through its local presence business model.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Any statements set forth in this news release that are not entirely historical and factual in nature, including without limitation, statements related to our headcount expansion and future growth are forward-looking statements. These forward-looking statements are based on our current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, our ability to hire and retain additional qualified employees, our ability to open additional sales offices, and to gain market acceptance for our products, the pricing and availability of our products, the success of our sales and marketing programs, and the impact of products offered by our competitors from time to time. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in EACO’s most recent Form 10-K and all subsequent Form 10-Q reports filed by us with the SEC. The forward-looking statements included in this release speak only as of the date hereof, and EACO does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

EACO Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share information)

(unaudited)

	November 30,	August 31,
	2022	2022*
ASSETS
Current Assets:
Cash and cash equivalents	$14,021	$17,386
Restricted cash	10	10
Trade accounts receivable, net	40,335	44,637
Inventory, net	53,055	48,808
Marketable securities, trading	10,655	3,925
Prepaid expenses and other current assets	5,198	5,008
Total current assets	123,274	119,774
Non-current Assets:
Property, equipment and leasehold improvements, net	8,206	8,479
Operating lease right-of-use assets	10,645	10,389
Other assets, net	1,121	1,039
Total assets	$143,246	$139,681
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$21,246	$21,762
Accrued expenses and other current liabilities	14,252	15,020
Current portion of operating lease liabilities	3,554	3,375
Current portion of long-term debt	120	119
Total current liabilities	39,172	40,276
Non-current Liabilities:
Long-term debt	4,435	4,465
Operating lease liabilities	7,285	7,192
Total liabilities	50,892	51,933
Commitments and Contingencies
Shareholders’ Equity:
Convertible preferred stock, $0.01 par value per share; 10,000,000 shares authorized; 36,000 shares outstanding (liquidation value $900)	1	1
Common stock, $0.01 par value per share; 8,000,000 shares authorized; 4,861,590 shares outstanding	49	49
Additional paid-in capital	12,378	12,378
Accumulated other comprehensive income	88	174
Retained earnings	79,838	75,146
Total shareholders’ equity	92,354	87,748
Total liabilities and shareholders’ equity	$143,246	$139,681

* Derived from the Company’s audited financial statements included in its Form 10-K for the year ended August 31, 2022 filed with the U.S. Securities and Exchange Commission on November 4, 2022.

EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except for share and per share information)

(unaudited)

	Three Months Ended November 30,
	2022	2021
Net sales	$76,319	$63,822
Cost of sales	54,656	45,644
Gross margin	21,663	18,178
Operating expenses:
Selling, general and administrative expenses	15,685	8,895
Income from operations	5,978	9,283

Other income (expense):
Net gain (loss) on trading securities	442	(56)
Interest and other expense, net	(48)	(52)
Other income (expense), net	394	(108)
Income before income taxes	6,372	9,175
Provision for income taxes	1,661	2,389
Net income	4,711	6,786
Cumulative preferred stock dividend	(19)	(19)
Net income attributable to common shareholders	$4,692	$6,767

Basic and diluted earnings per common share:	$0.97	$1.39
Basic and diluted weighted average common shares outstanding	4,861,590	4,861,590

 EACO Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended November 30,
	2022	2021
Operating activities:
Net income	$4,711	$6,786
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	359	382
Bad debt expense	2	9
Net unrealized loss on trading securities	(487)	56
Increase (decrease) in cash from changes in
Trade accounts receivable	4,300	(248)
Inventory	(4,247)	(2,094)
Prepaid expenses and other assets	(272)	(4,350)
Operating lease right-of-use assets	(256)	(220)
Trade accounts payable	(407)	1,642
Accrued expenses and other current liabilities	(768)	744
Operating lease liabilities	272	240
Net cash provided by operating activities	3,207	2,947
Investing activities:
Additions to property, equipment, and leasehold improvements	(86)	(286)
(Purchase) sale of marketable securities, trading	(6,243)	1
Net cash (used in) investing activities	(6,329)	(285)
Financing activities:
Payments on long-term debt	(29)	(27)
Preferred stock dividend	(19)	(19)
Bank overdraft	(109)	(1,008)
Net cash used in financing activities	(157)	(1,054)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(86)	(480)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(3,365)	1,128
Cash, cash equivalents, and restricted cash - beginning of period	17,396	4,465
Cash, cash equivalents, and restricted cash - end of period	$14,031	$5,593
Supplemental disclosures of cash flow information:
Cash paid for interest	$51	$52